                                                                   Exhibit 11(a)

                                   CONSENT OF

                            MAYER, BROWN, ROWE & MAW

     We hereby consent to the reference to our firm under the caption "Counsel and Independent Accountants" in the statement of additional information comprising a part of Post-Effective amendment No. 16 to the Form N-1A Registration Statement of Security Capital Real Estate Mutual Funds Incorporated, File Nos. 333-20649 and 811-8033. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 /s/ Mayer, Brown, Rowe & Maw
                                                 -------------------------------
                                                 MAYER, BROWN, ROWE & MAW


New York, NY
April 29, 2003